Exhibit 99.1

FIRST ALBANY REPORTS SECOND QUARTER 2006 RESULTS

ALBANY, NEW YORK, August 3, 2006 – First Albany Companies Inc. (NASDAQ: FACT) reported its financial results for the second quarter ending June 30, 2006, and will hold a conference call today at 4:30 P.M., EDT (see dial-in information below).

First Albany’s 2006 second quarter net revenues from continuing operations were $41.1 million, compared to $32.5 million for the second quarter of 2005. Excluding investment gains and losses, net revenues from continuing operations were $39.9 million, up 13 percent compared to the same period in 2005.  For the second quarter of 2006, the Company reported a loss from continuing operations before income taxes of $3.9 million compared to a loss of $4.1 million for the second quarter of 2005. Results for the quarter include $4.6 million in costs associated with the Company’s retention program.  The Company reported a net loss of $6.2 million, or $0.40 per diluted share, for the second quarter of 2006, compared to a net loss of $3.4 million, or $0.24 per diluted share, for the second quarter of 2005.

For the six months ended June 30, 2006, First Albany’s net revenues from continuing operations were $66.6 million compared to $56.3 million for the same period in 2005.  Excluding investment gains and losses, net revenues from continuing operations were $71.5 million, up 14 percent compared to the first six months of 2005.  The Company reported a loss from continuing operations before income taxes of $16.1 million for the first six months of 2006 compared to a loss from continuing operations of $15.2 million for the first six months of 2005.  The Company reported a net loss of $18.4 million, or $1.20 per diluted share, for the first six months of 2006, compared to a net loss of $10.3 million, or $0.76 per diluted share, for the same period in 2005.

Business Highlights

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Led by record revenues in Equity Investment Banking, our Equities division reported net revenue of $19.6 million for the second quarter of 2006, up 49 percent compared to the second quarter of 2005.  During the second quarter of 2006, Equity Investment Banking completed fifteen transactions and reported $10.4 million in net revenue which was an increase of 273 percent, compared to the second quarter of 2005.

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Our Municipal division reported net revenue of $10.7 million for the second quarter of 2006, an increase of five percent compared to the same period a year ago, led by a nine percent increase in Public Finance, which reported net revenue of $7.3 million for the second quarter of 2006.

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Descap Securities reported net revenue of $8.5 million for the second quarter of 2006, an increase of 35 percent from the same period last year.

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The Company recognized a $5.2 million gain on its private investments included in its investment portfolio for the second quarter of 2005, of which approximately $4.2 million related to an increase in the valuation of an FATV portfolio company.

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FA Technology Ventures invested $5.4 million and added one new portfolio company for the second quarter of 2006.

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The Company ceased operations in the Taxable Fixed Income division in the second quarter of 2006 due to a changing business environment and continued revenue declines.  The Company recorded a $1.7 million charge to close the business, which is reflected as discontinued operations.

 “We’re pleased with the progress we have made on increasing the financial flexibility of the balance sheet and restructuring our operations to focus our resources on our core franchises,” said Peter McNierney, Chief Executive Officer of First Albany Companies.  “Operating highlights for the quarter include Investment Banking reporting its best quarter in the history of the firm and Descap Securities generating its strongest quarterly revenues since it was acquired in 2004.  Our operating results, however, continue to be impacted by our efforts to streamline our business and by fluctuations in our investment portfolio.

The following table presents the impact of these significant items:

	Three Months Ended June 30		Six Months Ended June 30
(Dollars in Thousands)	2006	2005	2006	2005
Loss from continuing operations before taxes	$(3,934)	$(4,112)	$(16,096)	$(15,208)
Employee severance and retention costs	4,926	1,201	6,811	2,037
Investment losses (Gains)	(1,196)	2,847	4,947	6,645
Legal Settlements	939	-	939	-
Office consolidation costs	67	387	744	387
Debt Refinancing Costs	-	-	935	-
	$802	$323	$(1,720)	$(6,139)

“With the continued support of our clients and commitment by our professionals, we believe we are positioned for success in the second half of 2006.”

Net Revenues

Investment Banking

Investment Banking reported a record quarter with net revenue of $17.9 million compared to $9.8 million for the second quarter of 2005, an increase of 84 percent.  For the six months ended June 30, 2006, Investment Banking net revenue was $29.4 million compared to $18.1 million for the same period in 2005, an increase of 63 percent.

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Equity Investment Banking with net revenue of $10.4 million drove the increase in Investment Banking net revenue for the second quarter.  During the quarter the Company acted as a manager on ten public offerings, a placement agent on three private transactions, and an advisor on two transactions.  For the six months ended June 30, 2006, Equity Investment Banking net revenue was $18.6 million compared to $5.9 million for the same period in 2005.

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Fixed Income Investment Banking net revenue was $7.5 million for the second quarter of 2006, an increase of eight percent compared to the second quarter of 2005 and an increase of 124 percent compared to the first quarter of 2006.  Public Finance net revenues of $7.3 million for the second quarter 2006 represented a year-over-year increase of nine percent, or $0.6 million compared to the second quarter of 2005.  For the six months ended June 30, 2006, Fixed Income Investment Banking net revenue was $10.9 million compared to $12.1 million for the same period in 2005.

Institutional Sales & Trading

Institutional Sales & Trading net revenue was $21.5 million for the second quarter of 2006 compared to $22.2 million for the second quarter of 2005.  For the six months ended June 30, 2006, Institutional Sales & Trading net revenue was $42.0 million, compared to $39.5 million for the same period in 2005.

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Equity Sales & Trading net revenue for the second quarter of 2006 was $9.2 million compared to $10.4 million for the second quarter of 2005, a decrease of 11 percent.  Declines in customer activity for both Listed and NASDAQ were partially offset by improved trading loss ratios related to market making activities in both groups.  For the six months ended June 30, 2006, equity sales and trading net revenue was $20.3 million compared to $21.2 million for the same period in 2005.

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Mortgage-backed net revenue was $8.4 million for the second quarter of 2006 compared to $5.2 million for the second quarter of 2005.  The increase was the result of several large customer trades executed during the quarter. For the six months ended June 30, 2006, mortgage-backed net revenue was $11.8 million compared to $9.0 million for the same period in 2005.

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Municipal Sales & Trading net revenue of $3.5 million for the second quarter of 2006 remained relatively unchanged compared to the second quarter of 2005.  For the six months ended June 30, 2006, Municipal Sales & Trading net revenue was $8.6 million compared to $6.1 million for the same period in 2005.

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Fixed Income Middle Markets net revenue of $0.3 million for the second quarter represented a decline of $2.8 million compared to the same period in 2005.  For the six months ended June 30, 2006, Fixed Income Middle Markets net revenues were $1.3 million compared to $3.3 million for the first six months of 2005.

Other

Other net revenue increased $2.3 million for the second quarter of 2006 compared to the same period in 2005.  The change was due to an increase in private investments of $5.6 million, driven by the increase in valuation of an FATV portfolio company, offset by decreases of $1.6 million in public investments.  Fee and other income decreased $1.8 million due to a $1.5 million gain on the sale of the Company’s NYSE seat which was recognized in the second quarter of 2005 and a decrease in net interest income of $0.3 million.  For the six months ended June 30, 2006, Other net revenues were a loss of $4.0 million compared to a loss of $2.8 million for the same period in 2005, a decrease of $1.2 million.  A reduction in losses related to the company’s investment portfolio of $1.7 million was offset by a reduction in fee and net interest income of $2.9 million.

Expenses

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Non-interest operating expenses of $45.0 million for the second quarter 2006 increased 23 percent or $8.3 million compared to the second quarter of 2005.   For the six months ended June 30, 2006, non-interest operating expenses were $82.7 million, 16 percent higher than in the same period in 2005.

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Compensation and benefits expenses in the 2006 second quarter were $34.0 million, compared to $24.7 million for the second quarter of 2005.  An accrual of $4.6 million for the Company’s retention program and an increase in sales related compensation and incentive compensation of $6.2 million due to higher net revenues were offset by a $0.7 million decrease in salary expense.  Costs related to the Company’s retention program ceased in July 2006.  Compensation and benefits for the first six months of 2006 was $60.8 million compared to $49.1 million for the first six months of 2005.  Average full time headcount for continuing operations was down ten percent and nine percent year-over-year for the quarter and six months ending June 30, 2006, respectively.

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Non-compensation expenses in the second quarter of 2006 were $11.0 million, compared to $11.9 million in the second quarter of 2005.  For the first six months of 2006, non-compensation expenses were $21.9 million compared to $22.4 million for the same period in 2005.

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The Company did not recognize any income tax benefit in the second quarter of 2006 due to the valuation allowance related to the Company’s deferred tax asset.  The valuation allowance was recorded as a result of uncertainties as to the realization of the deferred tax asset and after weighing all positive and negative evidence, including the Company’s history of cumulative losses over at least the past two years and the difficulty of forecasting future taxable income.  Income tax benefit was $1.8 million for the 2005 second quarter and $6.6 million for the six months ended June 30, 2005.

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First Albany Companies
Operational Highlights
(Unaudited)
	Three Months Ended June 30			Six Months Ended June 30
	2006	2005	2006 V 2005	2006	2005	2006 V 2005
(Dollars in Thousands)
Net Revenues:

Equities	$19,616	$13,166	49%	$38,900	$27,177	43%
Fixed Income	19,382	19,590	-1%	31,655	31,923	-1%
Other	2,057	(216)	N/M%	(3,954)	(2,800)	-41%

Total	$41,055	$32,540	26%	$66,601	$56,300	18%

Pre-Tax Operating Income (Loss):

Equities	$1,688	$(2,876)	159%	$3,767	$(4,799)	178%
Fixed Income	3,466	6,215	-44%	3,783	7,441	-49%
Other	(9,088)	(7,451)	-22%	(23,646)	(17,850)	-32%

Total	$(3,934)	$(4,112)	4%	$(16,096)	$(15,208)	-6%

Capital Markets (Fixed Income & Equities)
	Three Months Ended June 30			Six Months Ended June 30
	2006	2005	2006 V 2005	2006	2005	2006 V 2005
(Dollars in Thousands)
Net Revenues:

Institutional Sales & Trading
Equities	$9,225	$10,365	-11%	$20,344	$21,218	-4%
Fixed Income	12,238	11,803	4%	21,692	18,313	18%

Total Institutional Sales & Trading	21,463	22,168	-3%	42,036	39,531	6%

Investment Banking
Equities	10,387	2,784	273%	18,560	5,914	214%
Fixed Income	7,513	6,971	8%	10,873	12,139	-10%

Total Investment Banking	17,900	9,755	84%	29,433	18,053	63%

Net Interest Income	(627)	804	-178%	(1,179)	1,450	-181%
Other Income	262	29	803%	265	66	302%

Total Net Revenues	$38,998	$32,756	19%	$70,555	$59,100	19%

Note: Does not include Discontinued Operations

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Shareholders’ Equity

Shareholders’ equity as of June 30, 2006 was $72.8 million, compared to $77.3 million on March 31, 2006.  Book value per share as of June 30, 2006 was $4.92, as compared to $5.27 on March 31, 2006.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures.  The Company has utilized a non-GAAP calculation of operating income that is adjusted to aid in understanding and analyzing our financial results in the second quarter of 2006.   The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business.  Our reference to these measures should not, however, be considered a substitute for results that are presented in a manner consistent with GAAP.

Conference Call Information

First Albany Companies will hold a conference call today, August 3, 2006, at 4:30 P.M. (EDT).   This call will be webcast and can be accessed on the Investor Relations portion of the First Albany Companies website at www.firstalbany.com, as well as being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. To participate on the call, please dial 800.362.0571 and request the First Albany earnings call. A recording of the call will be available for seven days by dialing 800.283.8217.

About First Albany

First Albany Companies Inc. (NASDAQ:FACT) is an independent investment bank that serves the institutional market, state and local governments and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. First Albany offers a diverse range of products through its Equities and Municipal Capital Markets divisions, as well as through Descap Securities Inc., its MBS/ABS trading subsidiary, and FA Technology Ventures, its venture capital division. First Albany maintains offices in major business and commercial markets.

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This press release contains "forward-looking statements,” which are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control.  It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

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FOR ADDITIONAL INFORMATION

PLEASE CONTACT:

C. Brian Coad (Investors)

Chief Financial Officer

First Albany Companies

518.447.8500

Nancy Rice

Director of Marketing

First Albany Capital

518.447.8039

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FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands of dollars except for per share amounts and shares outstanding)	2006	2005	2006	2005
Revenues:
Commissions	$3,323	$4,614	$6,920	$9,185
Principal transactions	17,967	17,774	35,333	30,938
Investment banking	18,340	9,770	29,704	17,976
Investment gains	1,196	(2,847)	(4,947)	(6,645)
Interest	3,578	4,186	6,620	7,446
Fees and other	870	2,181	1,488	2,917
Total revenues	45,274	35,678	75,118	61,817
Interest expense	4,219	3,138	8,517	5,517
Net revenues	41,055	32,540	66,601	56,300
Expenses (excluding interest):
Compensation and benefits	33,943	24,743	60,807	49,126
Clearing, settlement and brokerage costs	1,778	3,019	3,486	4,692
Communications and data processing	3,044	3,163	6,023	6,355
Occupancy and depreciation	2,333	2,665	5,199	5,111
Selling	1,290	1,565	2,744	3,102
Other	2,601	1,497	4,438	3,122
Total expenses (excluding interest)	44,989	36,652	82,697	71,508
Income (loss) before income taxes	(3,934)	(4,112)	(16,096)	(15,208)
Income tax (benefit) expense	-	(1,800)	-	(6,604)
Income (loss) from continuing operations	(3,934)	(2,312)	(16,096)	(8,604)
Income from discontinued operations, net of taxes	(2,240)	(1,042)	(2,723)	(1,646)
Income (loss) before cumulative effect	(6,174)	(3,354)	(18,819)	(10,250)
Cumulative effect of accounting change, net of taxes	-	-	427	-
Net income (loss)	$(6,174)	$(3,354)	$(18,392)	$(10,250)

Per share data:
Basic earnings:
Continued operations	$(0.26)	$(0.17)	$(1.05)	$(0.64)
Discontinued operations	(0.14)	(0.07)	(0.18)	(0.12)
Cumulative effect of accounting change	-	-	0.03	-
Net Income	$(0.40)	$(0.24)	$(1.20)	$(0.76)
Diluted earnings:
Continued operations	$(0.26)	$(0.17)	$(1.05)	$(0.64)
Discontinued operations	(0.14)	(0.07)	(0.18)	(0.12)
	-	-	0.03	-
Net Income	$(0.40)	$(0.24)	$(1.20)	$(0.76)

Weighted average common and common equivalent shares outstanding:
Basic	15,402,424	13,869,064	15,390,043	13,562,878
Dilutive (a)	15,402,424	13,869,064	15,390,043	13,562,878

(a) For the three and six months ended June 30, 2006, 0.4 million and 0.3 million, respectively, and for the three and six months ended June 30, 2005, 1.0 million and 0.9 million, respectively, common equivalent shares were excluded from the computation of dilutive earnings per share because they were anti-dilutive.

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